Exhibit 99.1 Press Release | For Distribution

Zix Reports Second Quarter 2021 Financial Results

•	Strong Adoption of Secure Cloud Platform Drives 18% Increase in Revenue and 17% Increase in Annual recurring revenue (ARR)

•	Generated $14.7 Million in Cash Flow from Operations, an increase of 212% Compared to Q2 2020

•	Cash Position Increased $10.2 Million or 43% to $33.9 Million Compared to Q1 2021

DALLAS — August 5, 2021 — Zix Corporation (Zix) (NASDAQ: ZIXI), a leading provider of cloud email security, productivity, and compliance solutions, today announced financial results for the second quarter ended June 30, 2021.

Second Quarter 2021 Financial Highlights (results compared to the same year-ago quarter)

•	Revenue increased 18% to $62.8 million.

•	Annual recurring revenue (ARR) increased 17% to $252.4 million. Cloud ARR increased 24% to $225.6 million or 89% of total ARR.

•	GAAP net loss totaled ($2.9) million compared to a year ago net loss of ($1.9) million.

•

GAAP net loss attributable to common stockholders totaled ($5.3) million compared to a year ago net loss attributable to common stockholders of ($4.1) million. The company’s Q2 2021 net loss attributable to common shareholders includes the effect of a deemed dividend to preferred shareholders of $2.4 million and acquisition-related expenses of $0.1million.

•	GAAP fully diluted earnings (loss) per share attributable to common stockholders totaled ($0.10) compared to ($0.08).

•	Non-GAAP adjusted net income before deemed dividends and excluding deferred tax (benefit) expense totaled $7.9 million compared to $8.0 million.

•	Non-GAAP adjusted net income per share before deemed dividends and excluding deferred tax (benefit) expense totaled $0.14.

•	Adjusted EBITDA increased 5% to $13.3 million, representing an adjusted EBITDA margin of 21.1%.

•	The company ended the quarter with $33.9 million in cash, an increase of 43% or $10.2 million compared to the end of the prior quarter.

•	Cash flow from operations was $14.7 million, an increase of 212% or $10.0 million compared to the prior year period.

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Exhibit 99.1 Press Release | For Distribution

Recent Operational Highlights

•	Expanded Global Partner Program in the United Kingdom and Germany, adding solutions and support services to further enhance partner growth and operating capabilities.

•	Zix added nearly 75,000 cloud mailboxes in Q2 2021, bringing the total number of productivity mailboxes to nearly 1.4 million.

•	Direct customers and MSP partners started nearly 2,900 trials of Advanced Threat Protection, ZixEncrypt, ZixArchive and Secure File Share in Q2 2021.

Management Commentary

“We demonstrated strong growth in the second quarter which sets the stage for a solid second half,” said David Wagner, Zix’s Chief Executive Officer. “Financially, we delivered 18% total revenue growth, 17% ARR growth and 7% adjusted gross profit dollar growth, while generating $14.7 million in cash flow from operations. Operationally, we continue to accelerate the adoption of our Secure Cloud platform which is further improving partner/customer experiences and allowing us to layer on more services. CloudAlly is continuing to perform exceedingly well, reflecting cloud backup’s increasingly critical role within a secure modern workplace. We launched Secure Cloud into the German market this quarter, demonstrating both our commitment to the channel and execution on our international expansion plan. Looking ahead, Zix remains well positioned to capitalize on secular market trends of cloud adoption and ensuring that hybrid work environments are productive, secure, compliant and resilient.”

Zix’s Chief Financial Officer Dave Rockvam commented: “The second quarter again demonstrated our ability to continue driving profitable growth. In addition to robust revenue and ARR performances and strong cash flow generation, we delivered a meaningful increase in gross margin dollars in the period, highlighting our success in layering on organic, higher-margin products. Our cloud momentum has us on track to realize our goals for 2021, including revenue growth of 16% and Adjusted EBITDA of approximately $56.0 million.”

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Exhibit 99.1 Press Release | For Distribution

Second Quarter 2021 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share data	Q2 2021	Q2 2020	Change (1)
Revenue	$62.8	$53.3	17.8%
GAAP Net Income (Loss)	($2.9)	($1.9)	(54.1%)
GAAP Net Income (Loss) Attributable to Common Stockholders	($5.3)	($4.1)	(29.4%)
GAAP Net Income (Loss) Per Share Attributable to Common Stockholders – Diluted	($0.10)	($0.08)	(28.7%)
Non-GAAP Adjusted Net Income Attributable to Common Stockholders (3)	$5.4	$5.7	(4.8%)
Non-GAAP Adjusted Net Income Per Share Attributable to Common Stockholders – Diluted (3)	$0.10	$0.10	(5.3)%
Non-GAAP Adjusted Net Income Before Deemed Dividends(3)	$8.3	$8.5	(1.9%)
Non-GAAP Adjusted Net Income Per Share Before Deemed Dividends - Diluted(3)	$0.15	$0.16	(2.4%)
Non-GAAP Adjusted Net Income Before Deemed Dividends and Excluding Deferred Tax (Benefit) Expense(3)	$7.9	$8.0	1.2%
Non-GAAP Adjusted Net Income Per Share Before Deemed Dividends and Excluding Deferred Tax (Benefit) Expense(3)	$0.14	$0.15	(6.6%)
EBITDA (2)(3)	$8.3	$7.8	6.8%
EBITDA Margin	13.1%	14.5%	1.4	pts
Adjusted EBITDA (3)	$13.3	$12.7	4.7%
Adjusted EBITDA Margin (3)	21.1%	23.8%	2.7	pts
Total Billings	$60.0	$52.1	15.2%

Six Month 2021 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share data	YTD 2021	YTD 2020	Change (1)
Revenue	$122.8	$105.8	16.1%
GAAP Net Income (Loss)	($5.4)	($2.8)	(92.9%)
GAAP Net Income (Loss) Attributable to Common Stockholders	($10.1)	($7.2)	(40.3%)
GAAP Net Income (Loss) Per Share Attributable to Common Stockholders – Diluted	($0.18)	($0.13)	(38.5%)
Non-GAAP Adjusted Net Income Attributable to Common Stockholders (3)	$11.1	$10.2	8.8%
Non-GAAP Adjusted Net Income Per Share Attributable to Common Stockholders – Diluted (3)	$0.20	$0.19	5.3%
Non-GAAP Adjusted Net Income Before Deemed Dividends(3)	$16.5	$15.9	3.8%
Non-GAAP Adjusted Net Income Per Share Before Deemed Dividends - Diluted(3)	$0.30	$0.29	3.4%
Non-GAAP Adjusted Net Income Before Deemed Dividends and Excluding Deferred Tax (Benefit) Expense(3)	$15.8	$14.6	7.7%
Non-GAAP Adjusted Net Income Per Share Before Deemed Dividends and Excluding Deferred Tax (Benefit) Expense(3)	$0.29	$0.27	7.4%
EBITDA (2)(3)	$17.1	$16.5	3.6%
EBITDA Margin	13.9%	15.6%	1.7	pts
Adjusted EBITDA (3)	$26.4	$23.8	11%
Adjusted EBITDA Margin (3)	21.5%	22.5%	1.0	pts

(1)	Changes are based on actual numbers versus numbers shown in the columns, which may reflect rounding

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Exhibit 99.1 Press Release | For Distribution

(2)	Earnings before interest, taxes, depreciation, and amortization
(3)	A reconciliation of GAAP to non-GAAP results is included in this press release and available on the Zix investor relations website at http://investor.zixcorp.com

Financial Outlook

Zix provides guidance based on current market conditions and expectations. The company emphasizes that its guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below, including risks and uncertainties associated with the COVID-19 pandemic.

For the third quarter of 2021, the company forecasts revenue to range between $64.0 million and $64.4 million. Zix’s revenue forecast for the third quarter of 2021 implies a 17% growth rate compared to the same year-ago quarter. The company forecasts fully diluted GAAP earnings (loss) per share (attributable to common stockholders) to be in the range of ($0.09) and ($0.08), and fully diluted non-GAAP adjusted earnings per share (attributable to common stockholders) before deemed dividends and excluding deferred tax (benefit) expense to be $0.15 for the third quarter of 2021. The company forecasts adjusted EBITDA to be approximately 22% of forecast revenue for Q3 2021. The per share guidance figures are based on an approximate basic share count of 56.9 million for Q3 2021.

Based on management’s current visibility, the company increased its revenue guidance for fiscal 2021 to range between $253.1 million and $253.9 million, representing an increase of between 16% and 16.2% compared to fiscal year 2020. The company also expects fully diluted GAAP earnings (loss) per share (attributable to common stockholders) to range between ($0.38) and ($0.36) and fully diluted non-GAAP adjusted earnings per share (attributable to common stockholders) before deemed dividends and excluding deferred tax (benefit) expense to range between $0.58 to $0.60 for fiscal year 2021. The company forecasts adjusted EBITDA to be approximately $56.0 million (or approximately 22% of

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Exhibit 99.1 Press Release | For Distribution

forecast revenue) for 2021, representing a year-over-year increase of approximately 10% compared to fiscal year 2020. The per share figures are based on an approximate basic average share count of 55.5 million for 2021.

Conference Call Information

Management will discuss these financial results and outlook on a conference call today (August 5, 2021) at 8:30 a.m. ET (5:30 a.m. PT).

A live webcast of the conference call will be available in the investor relations section of Zix’s website here. Alternatively, participants can access the conference call by dialing 1-855-853-6940 (U.S. toll-free) or 1-720-634-2906 (international) at least 15 minutes before the call and entering access code 2482089. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

An audio replay can be accessed for seven days by dialing 1-855-859-2056 (U.S. toll-free) or 1-404-537-3406 (international) and entering the access code 2482089. An archive of the webcast will also be available on the Zix investor relations website.

About Zix Corporation

Zix Corporation (Zix) is a leader in email security. Trusted by the nation’s most influential institutions in healthcare, finance, and government, Zix delivers a superior experience and easy-to-use solutions for email encryption and data loss prevention, advanced threat protection, unified information archiving and bring your own device (BYOD) mobile security. Focusing on the protection of business communication, Zix enables its customers to better secure data and meet compliance needs. Zix is publicly traded on the Nasdaq Global Market under the symbol ZIXI. For more information, visit www.zixcorp.com.

Zix Company Contact Geoff Bibby 1-214-370-2241 gbibby@zixcorp.com	Zix Investor Contact Matt Glover and Tom Colton Gateway Investor Relations 1-949-574-3860 ZIXI@gatewayir.com

Forward-Looking Statements

As more fully described in Zix’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 5, 2021, the company has been actively monitoring the COVID-19 situation and its impact on both the company and the

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Exhibit 99.1 Press Release | For Distribution

world in which we operate. The impact of COVID-19 and unprecedented measures to prevent its spread are affecting our business in various ways such as causing volatility in demand for our products, changes in customer behavior, including their spending and payment patterns, disruptions in the operations of our third-party suppliers and business partners, labor market conditions and limitations on our employees’ and partners ability to work and travel. We expect the ultimate significance of the impact of the foregoing on our financial and operational results will be dictated by the length of time that these circumstances continue, which will depend on the currently unknowable extent and duration of the COVID-19 pandemic, or any variants thereof, and governmental and public actions taken in response. These factors also make it more challenging for management to estimate the future performance of our business, particularly over the near term.

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about forecasts of sales, revenue, annual recurring revenue, EBITDA, EBITDA margin, earnings or earnings per share, potential benefits of acquisitions and strategic relationships, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Zix on the date this release was issued. Zix undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including but not limited to, risks or uncertainties related to the completion and integration of acquisitions, the effects of our debt and equity financing transactions, year-end adjustments to previously reported preliminary unaudited financial information, market acceptance of both existing and new Zix solutions, changing market dynamics resulting from technological change, innovation and continuing customer migration to the cloud, changes in the competitive ecosystem, how privacy and data security laws may affect demand for Zix data protection solutions, and business disruptions, uncertainty and market instability stemming from the COVID-19 pandemic and governmental actions related thereto. Zix may not succeed in addressing these and other risks. Further information regarding factors that could affect Zix’s business and its financial and other results can be found in the risk factors section of Zix’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, each as filed with the Securities and Exchange Commission, as those risk factors may be supplemented in subsequent filings.

We monitor ARR as an operating metric, which we define as the aggregate annualized contract value attributable to recurring revenue contracts as of the end of the applicable reporting period. We calculate ARR by determining the annual or monthly revenue of subscription agreements that are active as of the end of the applicable period and multiplying by 1 or 12. We monitor this metric to aid in determining to what extent individual customer relationships, considered in the aggregate, are growing or declining in financial magnitude. ARR is an operating metric derived as of the date of determination, and should be viewed independently of revenue, unearned revenue and any other GAAP financial measure over any period.

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ZIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2021 (unaudited)	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$33,901,000	$21,362,000
Receivables, net	18,153,000	16,831,000
Prepaid and other current assets	5,741,000	5,430,000

Total current assets	57,795,000	43,623,000
Property and equipment, net	6,182,000	7,345,000
Operating lease assets	12,011,000	14,259,000
Other assets and deferred costs	12,954,000	12,767,000
Intangible Assets, Net	134,927,000	144,163,000
Goodwill	195,688,000	195,013,000
Deferred tax assets	33,410,000	32,554,000

Total assets	$452,967,000	$449,724,000

EQUITY
Current liabilities:
Accounts payable and accrued expenses	$33,684,000	$30,382,000
Deferred revenue	43,271,000	40,447,000
Other current liabilities	8,068,000	7,963,000

Total current liabilities	85,023,000	78,792,000
Long-term liabilities:
Deferred revenue	756,000	1,079,000
Operating and finance lease liabilities	7,568,000	10,208,000
Debt	209,095,000	209,658,000

Total long-term liabilities	217,419,000	220,945,000

Total liabilities	302,442,000	299,737,000
Total preferred stock	120,274,000	115,552,000
Total stockholders’ equity	30,251,000	34,435,000

Total liabilities, preferred stock and stockholders’ equity	$452,967,000	$449,724,000

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$62,829,000	$53,337,000	$122,844,000	$105,771,000

Cost of revenue	34,604,000	28,258,000	67,742,000	54,337,000

Gross profit	28,225,000	25,079,000	55,102,000	51,434,000
Operating expenses:
Research and development	6,882,000	5,820,000	12,942,000	11,206,000
Selling, general and administrative	22,391,000	19,216,000	43,688,000	39,245,000

Total operating expenses	29,273,000	25,036,000	56,630,000	50,451,000

Operating income	(1,048,000)	43,000	(1,528,000)	983,000
Operating margin	-2%	0%	-1%	1%

Other income (expense)
Investment and other income (expense)	(48,000)	(7,000)	(5,000)	(22,000)
Interest expense	(2,187,000)	(2,508,000)	(4,313,000)	(5,155,000)

Total other income (expense)	(2,235,000)	(2,515,000)	(4,318,000)	(5,177,000)

Income before income taxes	(3,283,000)	(2,472,000)	(5,846,000)	(4,194,000)
Income tax benefit (expense)	352,000	570,000	455,000	1,440,000

Net (loss) income	$(2,931,000)	$(1,902,000)	$(5,391,000)	$(2,754,000)

Deemed and accrued dividends on preferred stock	(2,399,000)	(2,218,000)	(4,722,000)	(4,447,000)

Net (loss) income attributable to common shareholders	$(5,330,000)	$(4,120,000)	$(10,113,000)	$(7,201,000)

Basic (loss) income per share attributable to common shareholders:	$(0.10)	$(0.08)	$(0.18)	$(0.13)

Diluted (loss) income per share attributable to common shareholders:	$(0.10)	$(0.08)	$(0.18)	$(0.13)

Shares used in per share calculation - basic	55,075,242	54,788,858	54,806,858	53,770,821

Shares used in per share calculation - diluted	55,075,242	54,788,858	54,806,858	53,770,821

Other Comprehensive income, net of tax:
Foreign currency translation adjustments	1,463,000	294,000	201,000	(611,000)

Comprehensive (loss) income	$(1,468,000)	$(1,608,000)	$(5,190,000)	$(3,365,000)

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2021	2020
Operating activities:
Net (loss) income	$(5,391,000)	$(2,754,000)
Non-cash items in net income	28,825,000	21,723,000
Changes in operating assets and liabilities	1,922,000	(9,849,000)

Net cash provided by operating activities	25,356,000	9,120,000

Investing activities:
Purchases of property and equipment and capitalized software	(8,667,000)	(9,316,000)
Acquisition of business, net of cash acquired	(339,000)	—

Net cash used in investing activities	(9,006,000)	(9,316,000)

Financing activities:
Proceeds from exercise of stock options	251,000	334,000
Proceeds from long term debt	—	6,000,000
Repayment of long term debt	(1,103,000)	(925,000)
Repayment of finance lease obligations	(363,000)	(746,000)
Payment of acquisition-related contingent consideration	—	(1,125,000)
Purchase of treasury stock	(2,423,000)	(2,582,000)

Net cash provided used in financing activities	(3,638,000)	956,000

Effect of exchange rate changes on cash	(173,000)	(52,000)

(Decrease) Increase in cash and cash equivalents	12,539,000	708,000
Cash and cash equivalents, beginning of period	21,362,000	13,349,000

Cash and cash equivalents, end of period	$33,901,000	$14,057,000

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2021	2020	2021	2020
Revenue:
GAAP revenue		$62,829,000	$53,337,000	$122,844,000	$105,771,000

Cost of revenue
GAAP cost of revenue		$34,604,000	$28,258,000	$67,742,000	$54,337,000
Stock-based compensation charges (1)	(A)	(123,000)	(836,000)	(391,000)	(1,008,000)
Strategic consulting and litigation costs (2)	(B)	(8,000)	(56,000)	(9,000)	(115,000)
Intangible Amortization (3)	(C)	(2,916,000)	(2,339,000)	(5,839,000)	(4,946,000)
Corporate separation payment (4)	(D)	(52,000)	(867,000)	(52,000)	(867,000)

Non-GAAP adjusted cost of revenue		$31,505,000	$24,160,000	$61,451,000	$47,401,000

Gross profit:
GAAP gross profit		$28,225,000	$25,079,000	$55,102,000	$51,434,000
Stock-based compensation charges (1)	(A)	123,000	836,000	391,000	1,008,000
Strategic consulting and litigation costs (2)	(B)	8,000	56,000	9,000	115,000
Intangible Amortization (3)	(C)	2,916,000	2,339,000	5,839,000	4,946,000
Corporate separation payment (4)	(D)	52,000	867,000	52,000	867,000

Non-GAAP adjusted gross profit		$31,324,000	$29,177,000	$61,393,000	$58,370,000

Research and development expense
GAAP research and development expense		$6,882,000	$5,820,000	$12,942,000	$11,206,000
Stock-based compensation charges (1)	(A)	(963,000)	(414,000)	(1,576,000)	(752,000)
Strategic consulting and litigation costs (2)	(B)	(17,000)	(26,000)	(33,000)	(132,000)
Intangible Amortization (3)	(C)	(76,000)	(76,000)	(151,000)	(152,000)
Corporate separation payment (4)	(D)	(167,000)	(128,000)	(167,000)	(128,000)

Non-GAAP adjusted research and development expense		$5,659,000	$5,176,000	$11,015,000	$10,042,000

Selling and marketing expense
GAAP selling and marketing expense		$15,646,000	$14,458,000	$30,568,000	$28,799,000
Stock-based compensation charges (1)	(A)	(1,256,000)	(767,000)	(2,338,000)	(1,311,000)
Strategic consulting and litigation costs (2)	(B)	(1,000)	(13,000)	(2,000)	(52,000)
Intangible Amortization (3)	(C)	(3,348,000)	(3,108,000)	(6,675,000)	(6,227,000)
Corporate separation payment (4)	(D)	(131,000)	(439,000)	(174,000)	(439,000)

Non-GAAP adjusted selling and marketing expense		$10,910,000	$10,131,000	$21,379,000	$20,770,000

General and administrative expense
GAAP general and administrative expense		$6,745,000	$4,758,000	$13,120,000	$10,446,000
Stock-based compensation charges (1)	(A)	(2,117,000)	(1,233,000)	(3,959,000)	(2,170,000)
Strategic consulting and litigation costs (2)	(B)	(89,000)	(26,000)	(492,000)	(202,000)
Corporate separation payment (4)	(D)	(45,000)	(109,000)	(45,000)	(109,000)

Non-GAAP adjusted general and administrative expense		$4,494,000	$3,390,000	$8,624,000	$7,965,000

Operating income:
GAAP operating income		$(1,048,000)	$43,000	$(1,528,000)	$983,000
Stock-based compensation charges (1)	(A)	4,459,000	3,250,000	8,264,000	5,241,000
Strategic consulting and litigation costs (2)	(B)	115,000	121,000	536,000	501,000
Intangible Amortization (3)	(C)	6,340,000	5,523,000	12,665,000	11,325,000
Corporate separation payment (4)	(D)	395,000	1,543,000	438,000	1,543,000

Non-GAAP adjusted operating income		$10,261,000	$10,480,000	$20,375,000	$19,593,000

Adjusted Operating Margin		16.3%	19.6%	16.6%	18.5%

Net income:
GAAP net (loss) income		$(2,931,000)	$(1,902,000)	$(5,391,000)	$(2,754,000)
Stock-based compensation charges (1)	(A)	4,459,000	3,250,000	8,264,000	5,241,000
Strategic consulting and litigation costs (2)	(B)	115,000	121,000	536,000	501,000
Intangible Amortization (3)	(C)	6,340,000	5,523,000	12,665,000	11,325,000
Corporate separation payment (4)	(D)	395,000	1,543,000	438,000	1,543,000

Non-GAAP adjusted net income		$8,378,000	$8,535,000	$16,512,000	$15,856,000

Deferred tax (benefit) expense		(510,000)	(574,000)	(732,000)	(1,207,000)

Non-GAAP adjusted net income excluding deferred tax (benefit) expense		$7,868,000	$7,961,000	$15,780,000	$14,649,000

Deemed and accrued dividends on preferred stock		(2,399,000)	(2,218,000)	(4,722,000)	(4,447,000)

Adjusted Net income attributable to common stockholders		$5,469,000	$5,743,000	$11,058,000	$10,202,000

Diluted net income per common share:
GAAP net income per share before deemed dividends		$(0.05)	$(0.03)	$(0.10)	$(0.05)
Adjustments per share	(A-D)	$0.20	$0.19	$0.40	$0.34

Non-GAAP adjusted net income per share before deemed dividends		$0.15	$0.16	$0.30	$0.29

Deferred tax (benefit) expense impact to Non-GAAP adjusted net income before deemed dividends per share	(E)	$(0.01)	$(0.01)	$(0.01)	$(0.02)

Non-GAAP adjusted net income before deemed dividends per share excluding deferred tax (benefit) expense		$0.14	$0.15	$0.29	$0.27

Deemed dividends per share impact to Non-GAAP adjusted net income		$(0.04)	$(0.04)	$(0.09)	$(0.08)

Adjusted Net income per share attributable to common stockholders		$0.10	$0.10	$0.20	$0.19

Shares used to compute Non-GAAP adjusted net income per share - diluted		55,075,242	54,788,858	54,806,858	53,770,821

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2021	2020	2021	2020
Reconciliation of Net income to EBITDA and Adjusted EBITDA:	(F)
Net income		$(2,931,000)	$(1,902,000)	$(5,391,000)	$(2,754,000)
Income tax provision		(352,000)	(570,000)	(455,000)	(1,440,000)
Interest expense		2,187,000	2,508,000	4,313,000	5,155,000
Depreciation		1,059,000	1,285,000	2,207,000	2,597,000
Amortization		8,323,000	6,436,000	16,475,000	12,917,000

EBITDA		8,286,000	7,757,000	17,149,000	16,475,000

Adjustments:
Stock-based compensation charges (1)	(A)	4,459,000	3,250,000	8,264,000	5,241,000
Strategic consulting and litigation costs (2)	(B)	115,000	121,000	536,000	501,000
Corporate separation payment (4)	(D)	395,000	1,543,000	438,000	1,543,000

Adjusted EBITDA		$13,255,000	$12,671,000	$26,387,000	$23,760,000

Adjusted EBITDA margin		21.1%	23.8%	21.5%	22.5%

(1) Stock-based compensation charges are included as follows:
Cost of revenues		$123,000	$836,000	$391,000	$1,008,000
Research and development		963,000	414,000	1,576,000	752,000
Selling and marketing		1,256,000	767,000	2,338,000	1,311,000
General and administrative		2,117,000	1,233,000	3,959,000	2,170,000

		$4,459,000	$3,250,000	$8,264,000	$5,241,000

(2) Strategic consulting, acquisition, integration and litigation costs are included as follows:
Cost of revenues		8,000	56,000	9,000	115,000
Research and development		17,000	26,000	33,000	132,000
Selling and marketing		1,000	13,000	2,000	52,000
General and administrative		89,000	26,000	492,000	202,000

		$115,000	$121,000	$536,000	$501,000

(3) Intangible Amortization is included as follows:
Cost of revenues		2,916,000	2,339,000	5,839,000	4,946,000
Research and development		76,000	76,000	151,000	152,000
Selling and marketing		3,348,000	3,108,000	6,675,000	6,227,000

		$6,340,000	$5,523,000	$12,665,000	$11,325,000

(4) Corporate separation payment is included as follows:
Cost of revenues		52,000	867,000	52,000	867,000
Research and development		167,000	128,000	167,000	128,000
Selling and marketing		131,000	439,000	174,000	439,000
General and administrative		45,000	109,000	45,000	109,000

		$395,000	$1,543,000	$438,000	$1,543,000

(5) Net Income tax components:
Current tax (benefit)/expense		157,000	4,000	277,000	(233,000)
Deferred tax (benefit)/expense		(510,000)	(574,000)	(732,000)	(1,207,000)

		$(353,000)	$(570,000)	$(455,000)	$(1,440,000)

This presentation includes Non-GAAP measures. Our Non-GAAP measures, including “Non-GAAP adjusted net income and net income per share excluding deferred tax expense” are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES OUTLOOK

	LOW	HIGH	LOW	HIGH
	Three Months Ended 30-Sep	Three Months Ended 30-Sep	Twelve Months Ended 31-Dec	Twelve Months Ended 31-Dec
	2021	2021	2021	2021
Revenue:
GAAP revenue	$64,000,000	$64,400,000	$253,100,000	$253,900,000

Diluted net income per common share:
GAAP net income	$(0.04)	$(0.05)	$(0.19)	$(0.20)
Stock-based compensation charges	$0.07	$0.08	$0.29	$0.31
Strategic consulting, acquisition and litigation costs	$0.00	$0.01	$0.01	$0.02
Intangible Amortization	$0.11	$0.12	$0.46	$0.47
Corporate separation payment	$—	$—	$0.01	$0.01

Non-GAAP adjusted net income per share	$0.14	$0.15	$0.58	$0.61

Deferred tax (benefit) expense	$0.00	$(0.00)	$—	$(0.01)

Non-GAAP adjusted net income before deemed dividends per share excluding deferred tax (benefit) expense	$0.15	$0.15	$0.58	$0.60

Deemed dividends per share impact to Non-GAAP adjusted net income	$(0.04)	$(0.04)	$(0.18)	$(0.18)

Adjusted Net income per share attributable to common stockholders	$0.10	$0.10	$0.41	$0.42

GAAP fully diluted earnings (loss) per share attributable to common stockholders	$(0.08)	$(0.09)	$(0.36)	$(0.38)

Shares used to compute Non-GAAP adjusted net income per share - diluted	56,900,000	56,900,000	55,500,000	55,500,000

This presentation includes Non-GAAP measures. Our Non-GAAP measures, including “Non-GAAP adjusted net income per share excluding deferred tax expense” are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

USE OF NON-GAAP FINANCIAL INFORMATION

The Company occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these Non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We have provided definitions below for certain Non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these Non-GAAP financial measures are useful to investors. In addition, in our earnings release we have provided tables to reconcile the Non-GAAP financial measures utilized to GAAP financial measures.

ADJUSTED NON-GAAP MEASURES

Our Non-GAAP measures adjust GAAP Cost of revenue, Gross profit, Research and development expense, Selling and marketing expense, General and administrative expense, Operating income, Net income, Net Income excluding deferred tax (benefit) expense, Net income per share - diluted, Net income per share - diluted excluding deferred tax (benefit) expense, and EBITDA for non-cash stock-based compensation expense, and strategic consulting and litigation costs to derive Non-GAAP adjusted Cost of revenue, adjusted Gross profit, adjusted Research and development expense, adjusted Selling and marketing expense, adjusted General and administrative expense, adjusted Operating income, adjusted Net income, adjusted Net income per share - diluted and adjusted EBITDA. We provide a reconciliation of these adjusted Non-GAAP measures to GAAP Gross profit, Operating income, Net income, Net income per share - diluted and EBITDA.

Our forward-looking adjusted Non-GAAP earnings per share information consistently excludes non-cash stock-based compensation expense. Additionally, the adjusted Non-GAAP earnings per share will consistently exclude litigation expenses and non-recurring items that impact our ongoing business. See items (A) through (E) below for further information on the current quarter’s reconciling items.

Items (A) through (F) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income,” “Net income excluding deferred tax (benefit) expense,” “Net income per share - diluted,” “Net income per share excluding deferred tax (benefit) expense- diluted,” and “EBITDA” and correspond to the categories explained in further detail below under (A) through (F).

(A) Non-cash stock-based compensation charges relating to stock option grants, restricted stock, and restricted stock units awarded to and accounted for in accordance with Share-Based Payment accounting guidance. See (1) on previous page for breakdown of stock-based compensation. Because of varying valuation methodologies, subjective assumptions and varying award types, the Company believes that the exclusion of stock-based compensation charges provides for more accurate comparisons to our peer companies and for a more accurate comparison of our financial results to previous periods. Additionally, the Company believes it is useful to investors to understand the specific impact of non-cash stock-based compensation charges on our operating results.

(B) Strategic consulting, acquisition integration and litigation costs. See item (2) on previous page. The Company’s management excludes certain board-directed consulting costs and litigation expenses when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(C) Intangible amortization costs. See item (3) on previous page. The Company’s management excludes amortization expenses associated with the acquisition of intangible assets when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(D) Corporate separation payment relating to employment termination benefits agreement. See item (4) on previous page. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(E) Deferred tax expense represents the non-cash tax expense included in the GAAP tax provision, including the current period utilization of deferred tax assets created in previous periods. The remaining provision for income taxes represents expected cash taxes to be paid.

(F) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA adds back stock-based compensation charges and litigation expenses.